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                                  EXHIBIT 10.2.1

                             ANNUAL INCENTIVE PLAN--
                         SUMMARY OF SIGNIFICANT CHANGES


The following provides a summary of the significant changes to the plan for 1995 which have been approved by the UNUM Life Insurance Company of America Board of Directors.

--> Eligibility to participate in this plan now generally includes all full-time and part-time employees of UNUM Life Insurance Company of America, who meet the criteria stated in the 1993 Plan Document.

-->     For employees who work in the UNUM America CVT organization:
        -  a UNUM America performance measure has been introduced;
        -  weightings have been changed as stated below; and
        - for a payout to be made under the UNUM America CVT and Business Unit components of this plan, a minimum threshold of UNUM America CVT performance has to be met.

-->     Target payouts and weightings follow:

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ORGANIZATION:                 UNUM AMERICA         ENTERPRISE       ENTERPRISE

                                                   STAFF UNITS      LINE UNITS


Band           Payout %                    Weightings
         _________________    __________________________________________________
                              Ent   U/A  PC/       Ent   BU/       Ent  BU/

         Min     Trgt   Max              Function        Div            Div

1-12     5%      10%    20%   20%   50%  30%       60%   40%       40%  60%
13-16    10%     20%    40%   20%   50%  30%       60%   40%       40%  60%
17-19    12.5%   30%    50%   20%   50%  30%       60%   40%       40%  60%
20-22    17.5%   35%    60%   30%   50%  20%       60%   40%       40%  60%
23-24    20%     40%    60%   30%   50%  20%       60%   40%       40%  60%
25-29    25%     50%    100%  100%                 100%            100%
CEO      30%     60%    120%  100%


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